EXHIBIT 99.1

Amyris Reports First Quarter 2014 Financial Results

  Strong operating performance with combined inflows from product sales and collaboration inflows of $17.9 million
  On a GAAP basis, net income of $16.4 million, or $0.21 per share on a basic basis.
  Non-GAAP EBITDA of -$7.5 million, or -$0.10 per share, and non-GAAP cash gross margin of 73%.
  Operating expenses, including non-cash items, reduced 14% compared to first quarter of 2013.
  End of quarter cash, cash equivalents and short-term investments balance of $49.1 million.

EMERYVILLE, Calif., May 8, 2014 (GLOBE NEWSWIRE) -- Amyris, Inc. (Nasdaq:AMRS), a leading renewable products company, today announced financial results for the first quarter ended March 31, 2014 and reiterated forward-looking guidance for 2014.

"During the first quarter, we delivered strong collaboration inflows, continued our focused commercialization activities, and ended the quarter with a stronger cash balance. We achieved a cash gross margin of 73% on sales and collaboration inflows of nearly $18 million," said John Melo, Amyris President & CEO.

"Since quarter end, we successfully resumed farnesene production at the Brotas biorefinery with first month's performance superior to our best fermentation runs in 2013 and remain on track for our objective of becoming cash flow positive during the second half of this year and profitable in 2015," Melo concluded.

BUSINESS HIGHLIGHTS

Amyris continues to make progress in strengthening its technology platform, manufacturing capabilities and commercialization network. Key operating and development highlights since the beginning of the year included the following:

Renewable Production

  Resumed industrial production at the Brotas biorefinery following planned maintenance and facility upgrades to restart in conjunction with the sugarcane harvest period in Brazil.
  First month of farnesene production achieved better performance from prior year's quality manufacturing runs.
  Validated downstream processes and quality systems for growing product pipeline being commercialized soon, including jet fuel.
  Received Roundtable on Sustainable Biomaterials (RSB) certification, the first of its kind in Brazil, underscoring our commitment to sustainable practices and our industrial production's ability to meet highest quality standards.

Collaboration & Sales Inflows

  Achieved combined inflows from product sales and collaborations during the first quarter of $17.9 million on a non-GAAP basis. On a GAAP basis, total revenues of $6.0 million.
    Renewable product sales revenue of $2.8 million, 4.6% lower than first quarter 2013 primarily due to a now-resolved regulatory delay for Brazil Diesel de Cana™ sales.
    Grants and collaborations revenues on a GAAP basis of $3.2 million, with collaboration cash inflows of $15.0 million; difference between revenues and collaboration cash inflows is timing of revenue recognition.
  Validated the performance of renewable jet fuel with a third demonstration flight – by Etihad Airways on a Boeing 777 – and remain on track for ASTM validation in the coming weeks.
  Expanded our product development pipeline for the commercial introduction of a new cosmetic emollient and a solvent product.

Strengthened Financial Performance

  Continued progress in reducing operating expenses, down by 14% against first quarter of 2013.
  Secured $25 million in debt financing and, since quarter end, received $4 million in proceeds from sale to Kuraray Co., Ltd. of common stock for $4.24 per share as part of expanded collaboration.
  Quarter-end cash, cash equivalents and short-term investments balance of $49.1 million.
  Based on favorable market conditions, exploring potential opportunistic financing of up to $100 million in the form of convertible debt.

FORWARD-LOOKING GUIDANCE AND OUTLOOK

Based on its current plans, continued success of technology development, execution on collaboration agreements, operational excellence in manufacturing, and new product launches, Amyris is reiterating its prior guidance for 2014, which was as follows:

  Inflows. We expect to achieve total cash inflows, which includes revenues from renewable product sales and inflows from collaborations, in the range of $100 to $115 million for 2014. Specifically, we expect (a) to double sales of renewable products over 2013 and achieve positive cash margin from products in the range of $10 to $15 million in 2014 and (b) maintain collaboration inflows in the range of $60 to $70 million.
  Expenses. We expect cash operating expenses for R&D and SG&A in the range of $80 to $85 million and capital expenditures less than $10 million in 2014.
  Earnings. We expect to achieve positive cash flow from operations during 2014, with positive non-GAAP EBITDA during the second half of 2014, and to become profitable in 2015.
  Payback. We expect cash payback for our Brotas biorefinery in the next two years (following 2013 start-up year), based on plant cash contributions of $10 to $15 million in 2014 and $40 to $50 million in 2015.

CONFERENCE CALL AND INVESTOR CONFERENCE

Amyris will discuss these results and provide a business update in a conference call scheduled for today at 4:30 p.m. ET (1:30 p.m. PT). Investors may access a live audio webcast of this conference call and accompanying presentation in the Investor Relations section of the Company's website at http://investors.amyris.com. A replay of the webcast will be available in the Investor Relations section of the Company's website approximately two hours after the conclusion of the call and will remain available for approximately 60 calendar days.

FINANCIAL RESULTS

The Company's quarterly results includes both GAAP and non-GAAP financial information, because the Company considers non-GAAP information to be a helpful measure to assess its operational performance and for financial and operational decision-making. The Company's non-GAAP financial information excludes stock-based compensation, loss on purchase commitments and write off of production assets, depreciation and amortization, gains and losses from changes in fair value of derivatives and debt extinguishment, but adds back accounts receivable, deferred revenue and funding associated with collaborations. EBITDA, a non-GAAP measure, is calculated using non-GAAP product sales and collaboration inflows, cost of products sold and expenses. Non-GAAP net income (loss) attributable to Amyris, Inc. common stockholders is calculated using GAAP net income (loss) attributable to Amyris, Inc. common stockholders and excluding the non-GAAP financial information described above. A reconciliation of the non-GAAP financial measures presented in this release, including non-GAAP net income (loss) and non-GAAP EBITDA, to their GAAP equivalents, is provided in the tables to this press release.

First Quarter 2014

Revenues are based on the two pillars of the Company's business model – collaboration inflows and product sales.

Total revenues for the first quarter of 2014 were $6.0 million, compared to $7.9 million for the first quarter of 2013.

During the first quarter of 2014, the Company's cost of products sold, before loss on purchase commitments and write-off of production assets, was $6.2 million, compared with $9.0 million for the first quarter of 2013. The lower cost of products sold for 2014 was primarily driven by decreased costs of manufacturing, along with a reduction in current period lower of cost or market adjustments resulting from the planned shutdown of our Brotas facility for maintenance.

Combined research & development expenses and sales, general & administrative expenses for the first quarter of 2014 were $26.4 million, compared with $30.6 million for the first quarter of 2013.  The 14% decrease in operating expenses was a result of reductions in personnel-related costs and overall lower spending in comparison to the prior year.

Net income attributable to Amyris common stockholders for the first quarter was $16.4 million, or $0.21 per share on a basic basis and minus $0.34 per share on a diluted basis, which includes a non-cash gain related to change in fair value of derivatives and debt extinguishment of $48.0 million, or $0.62 per share on a basic basis. In the first quarter of 2013, the GAAP net loss attributable to Amyris common stockholders was $32.6 million, or $0.44 per share on a basic and diluted basis. On a non-GAAP basis, net loss attributable to Amyris common stockholders for the first quarter of 2014 was $24.2 million, or $0.31 per share (basic and diluted), compared to a net loss of $25.1 million, or $0.33 per share (basic and diluted), for the same period of 2013.

The difference between GAAP and non-GAAP income/loss is primarily related to a non-cash benefit that was triggered by features of outstanding convertible notes related to change in control protection and price-based anti-dilution adjustment provisions. The valuation of these derivative liabilities decreased primarily as a result of a decrease in the Company's stock price at March 31, 2014 compared to the stock price at December 31, 2013.

As of March 31, 2014, the Company had derivative liabilities, primarily related to outstanding convertible notes, with a fair value of $114.8 million. The Company estimates the fair value of these derivatives using several valuation models. Changes in the inputs for these valuation models may have a significant impact in the estimated fair value of the derivative liabilities. For example, a decrease in the Company's stock price results in a decrease in the estimated fair value of the derivative liabilities.

Non-GAAP Financial Information

Condensed consolidated financial information has been presented in accordance with GAAP as well as on a non-GAAP basis. The non-GAAP financial measures exclude non-cash items such as stock-based compensation, loss on purchase commitments and write-off of production assets, depreciation and amortization, gains and losses  from change in fair value of derivatives and debt extinguishment but adds back accounts receivable, deferred revenue and funding associated with collaborations. Management believes that it is useful to supplement its GAAP financial statements with this non-GAAP information because management uses such information internally for its operating, budgeting and financial planning purposes. These non-GAAP financial measures also facilitate management's internal comparisons to Amyris's historical performance as well as comparisons to the operating results of other companies. In addition, Amyris believes these non-GAAP financial measures are useful to investors because they allow for greater transparency into the indicators used by management as a basis for its financial and operational decision-making. Non-GAAP information is not prepared under a comprehensive set of accounting rules and, therefore, should only be read in conjunction with financial information reported under U.S. GAAP when understanding Amyris's operating performance. Reconciliation between GAAP and non-GAAP financial information is provided in the financial statement tables below.

About Amyris

Amyris is an integrated renewable products company focused on providing sustainable alternatives to a broad range of petroleum-sourced products. Amyris uses its industrial synthetic biology platform to convert plant sugars into a variety of molecules -- flexible building blocks that can be used in a wide range of products. Amyris is commercializing these products both as No Compromise® renewable ingredients in cosmetics, flavors and fragrances, polymers, lubricants and consumer products, and also as No Compromise renewable diesel and jet fuel. Amyris Brasil Ltda., a subsidiary of Amyris, oversees the establishment and expansion of Amyris's production in Brazil. More information about Amyris is available at www.amyris.com.

Forward-Looking Statements

This release contains forward-looking statements, and any statements other than statements of historical facts could be deemed to be forward-looking statements. These forward-looking statements include, among other things, statements regarding future events (such as expectations for cash inflows from product sales and collaborations and growth in sales, operating expenses, positive EBITDA and cash flows, profitability in 2015, and cash payback from operations at a manufacturing plant) that involve risks and uncertainties. These statements are based on management's current expectations and actual results and future events may differ materially due to risks and uncertainties, including those associated with any delays or failures in development, production and commercialization of products, liquidity and ability to fund capital expenditures, Amyris's reliance on third parties to achieve its goals, and other risks detailed in the "Risk Factors" section of Amyris's annual report on Form 10-K filed on April 2, 2014. Amyris disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

Amyris, the Amyris logo, Biofene, Neossance, Diesel de Cana, and No Compromise are trademarks or registered trademarks of Amyris, Inc. All other trademarks are the property of their respective owners.

Amyris, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	March 31,	December 31,
	2014	2013

Assets
Current assets:
Cash, cash equivalents and short-term investments	$ 49,113	$ 8,296
Accounts receivable, net	3,402	7,734
Related party accounts receivable	662	484
Inventories, net	11,068	10,888
Prepaid expenses and other current assets	9,580	9,518
Total current assets	73,825	36,920
Property, plant and equipment, net	141,162	140,591
Restricted cash	1,686	1,648
Other assets	10,997	10,585
Goodwill and intangible assets	9,120	9,120
Total assets	$ 236,790	$ 198,864

Liabilities and stockholders' deficit
Current liabilities:
Accounts payable	$ 5,776	$ 6,512
Deferred revenue	11,111	2,222
Accrued and other current liabilities	15,658	21,221
Capital lease obligation, current portion	988	956
Debt, current portion	6,834	6,391
Total current liabilities	40,367	37,302
Capital lease obligation, net of current portion	--	287
Long-term debt, net of current portion	80,793	56,172
Related party debt	90,952	89,499
Deferred rent, net of current portion	10,208	10,191
Deferred revenue, net of current portion	5,611	5,000
Derivative liability	114,848	134,717
Other liabilities	6,496	1,544
Total liabilities	349,275	334,712

Amyris, Inc. stockholders' deficit	(111,849)	(135,264)
Noncontrolling interest	(636)	(584)
Total stockholders' deficit	(112,485)	(135,848)

Total liabilities and stockholders' deficit	$ 236,790	$ 198,864

Amyris, Inc.
Condensed Consolidated Statement of Operations
(Unaudited)
(In thousands, except per share data)
	Three Months Ended
	March 31, 2014	March 31, 2013
Revenues
Renewables	$ 2,842	$ 2,980
Related party renewables	3	3
Total product sales	2,845	2,983
Grants and collaborations revenue	3,196	2,348
Related party grants and collaborations revenue	--	2,538
Total grants and collaborations revenue	3,196	4,886
Total revenues	6,041	7,869
Costs and operating expenses
Cost of products sold	6,236	8,960
Loss on purchase commitments and write off of production assets	107	--
Research and development (1)	12,986	15,754
Sales, general and administrative (1)	13,399	14,827
Total costs and operating expenses	32,728	39,541
Income (loss) from operations	(26,687)	(31,672)
Other income (expense):
Gain from change in fair value of derivative & debt extinguishment	47,970	1,039
Other income (expense), net	(4,816)	(1,446)
Total other income (expense)	43,154	(407)
Income (loss) before income taxes	16,467	(32,079)
Provision for income taxes	(111)	(236)
Net income (loss)	$ 16,356	$ (32,315)
Net income (loss) attributable to noncontrolling interest	29	(299)
Net income (loss) attributable to Amyris, Inc. common stockholders	$ 16,385	$ (32,614)
Net income (loss) per share attributable to common stockholders, basic	$ 0.21	$ (0.44)
Net income (loss) per share attributable to common stockholders, diluted	$ (0.34)	$ (0.44)
Weighted-average shares of common stock outstanding used in computing net income (loss) per share of common stock:
Basic	76,830,388	73,306,860
Diluted	117,097,976	73,306,860

____
(1) Includes stock-based compensation expense of the following for the periods presented:

Research and development	$ 799	$ 1,247
Sales, general and administrative	2,715	2,946
	$ 3,514	$ 4,193

Amyris, Inc.
Reconciliation of GAAP to Non-GAAP Financial Information
(Unaudited)
(In thousands, except per share data)
	Three Months Ended
	March 31, 2014	March 31, 2013

Net Income (loss) attributable to Amyris, Inc. common stockholders (GAAP)	$ 16,385	$ (32,614)
Loss on purchase commitments and write off of production assets	107	--
Stock-based compensation expense	3,514	4,193
Depreciation and amortization	3,800	4,390
Gain from change in fair value of derivative & debt extinguishment	(47,970)	(1,039)
Net loss attributable to Amyris, Inc. common stockholders (Non-GAAP)	$ (24,164)	$ (25,070)

Net income (loss) per share attributable to Amyris, Inc. common stockholders, basic (GAAP)	$ 0.21	$ (0.44)
Loss on purchase commitments and write off of production assets	--	--
Stock-based compensation expense	0.05	0.06
Depreciation and amortization	0.05	0.06
Gain from change in fair value of derivative & debt extinguishment	(0.62)	(0.01)
Net loss per share attributable to Amyris, Inc. common stockholders, basic and diluted (Non-GAAP)	$ (0.31)	$ (0.33)

Amyris, Inc.
Reconciliation of GAAP to Non-GAAP Financial Information
(Unaudited)
(In thousands, except per share data)

	Three Months Ended
	March 31, 2014	March 31, 2013

Product sales (GAAP)
Renewables	$ 2,845	$ 2,983
Product Sales (GAAP & Non-GAAP)	$ 2,845	$ 2,983

Grants and collaborations revenue (GAAP)	$ 3,196	$ 4,886
Change in accounts receivable, deferred revenue and fundings associated with collaborations	11,815	6,875
Collaboration Inflows (Non- GAAP) (1)	$ 15,011	$ 11,761

Total Revenues (GAAP)	$ 6,041	$ 7,869
Change in accounts receivable, deferred revenue and fundings associated with collaborations	11,815	6,875
Total Product Sales and Collaboration Inflows (Non-GAAP) (1)	$ 17,856	$ 14,744

Costs of products sold (GAAP)	$ 6,236	$ 8,960
Depreciation and amortization	(1,370)	(1,432)
Costs of products sold (Non- GAAP)	$ 4,866	$ 7,528

Gross Profit (non-GAAP) (2)	$ 12,990	$ 7,216
Gross Margin (Non-GAAP %)	72.7%	48.9%

Research and development (GAAP)	$ 12,986	$ 15,754
Stock-based compensation expense	(799)	(1,247)
Depreciation and amortization	(2,061)	(2,380)
Research and development (Non-GAAP)	$ 10,126	$ 12,127

Sales, general and administrative (GAAP)	$ 13,399	$ 14,827
Stock-based compensation expense	(2,715)	(2,946)
Depreciation and amortization	(369)	(578)
Sales, general and administrative (Non- GAAP)	$ 10,315	$ 11,303

EBITDA (Non-GAAP)	$ (7,451)	$ (16,214)

EBITDA (Non-GAAP) Per Share	$ (0.10)	$ (0.22)

(1) The difference between the GAAP and non-GAAP collaborations numbers is timing of revenue recognition.

(2) Non-GAAP Gross Profit is calculated based on non-GAAP Product Sales & Grants and Collaboration Inflows and Cost of Products Sold, and does not include costs related to collaborations.
CONTACT: Amyris, Inc.
         Investor Relations
         Joel Velasco
         (510) 740-7481
         investor@amyris.com